                                         EXHIBIT 99


The Bank of New York Company, Inc.       NEWS
------------------------------------------------------------------------------

                                         One Wall Street, New York, NY 10286
                                         -----------------------------------

                                         Contact:
                                         PUBLIC AND INVESTOR RELATIONS















IMMEDIATELY
-----------

Media:                                         Investors:
-----                                          ---------
Frank H. Scarangella, SVP                      Richard P. Stanley, SVP
(212) 635-1590                                 (212) 635-1854
Cary J. Giacalone, VP                          Thomas C. McCrohan, VP
(212) 635-1590                                 (212) 635-1578


THE BANK OF NEW YORK COMPANY, INC. REPORTS
Record First Quarter Diluted E.P.S. of 52 Cents, Up 13%
Securities Servicing Fee Revenue Up 23%

NEW YORK, N.Y., April 16, 2001 -- The Bank of New York Company, Inc. (NYSE:
BK) reports record first quarter diluted earnings per share of 52 cents, up 13% from the 46 cents earned in the first quarter of 2000. Net income for the first quarter was a record $384 million, up 14% from the $338 million earned in the same period last year.
     "Our first quarter results reflect the strength of our strategy in an uncertain business climate. Despite declining equity values in the past quarter, our business model continues to perform well given the diversity of markets, products and client bases we serve throughout the world. Absent a further slowdown in the global markets, our 12% to 14% EPS growth remains compatible with the current economic environment," said Thomas A. Renyi, Chairman and CEO. In securities servicing, fee revenues increased to a record $458 million, up 23% for the quarter. Private client services and asset management fees grew 14% in the quarter. Foreign exchange and other trading revenues were $83 million, up 9% from last year's first quarter. The Company's continued focus on fee-based businesses resulted in noninterest income growing to 65% of total revenue in the first quarter, up from 62% a year ago.
     Return on average common equity for the first quarter of 2001 was 25.92% compared with 24.82% and 27.07% in the fourth and first quarters of 2000, respectively. Return on average assets for the first quarter of 2001 was 2.03% compared with 1.92% and 1.78% in the fourth and first quarters of 2000, respectively.
     Fees from the Company's securities servicing businesses reached
$458 million for the first quarter compared with $372 million in the prior year. Fee revenue was particularly strong in depositary receipts ("DRs"), unit investment trust, global liquidity services, corporate trust and global execution services. The Company continues to be the world's leading custodian with assets of $6.8 trillion, including $2 trillion of cross-border custody assets. With respect to global liquidity services, average funds invested off-balance-sheet were $34 billion in the first quarter of 2001, up 39% compared with last year's first quarter.
     Private client services and asset management fees were $79 million for the quarter, up 14% from $70 million last year, led by the Company's build out in the equity-value management and alternative investment product lines.
     Within global payment services, cash management and funds transfer fees were up 10% for the first quarter of 2001. This growth continues to be driven by new business wins in the domestic financial service industry as well as increased cash management revenue associated with CA$H-Register Plus (registered trademark), the Company's internet-based electronic banking service.
     Foreign exchange and other trading revenues for the quarter were $83 million, up from $56 million in the fourth quarter of 2000 and $76 million in the first quarter of 2000 principally due to strong foreign exchange transaction flows from the Company's securities servicing client franchise as well as strength in the Company's fixed income businesses. The increased penetration of the European and Asian securities servicing client base continues to provide growth opportunities.
     Net interest income on a taxable equivalent basis for the first quarter increased to $469 million from $460 million in the first quarter of 2000.
     Tangible diluted earnings per share (earnings before the amortization of goodwill and intangibles) were 54 cents per share in the first quarter of 2001, compared with 48 cents per share in the first quarter of 2000. On the same basis, tangible return on average common equity was 39.28% in the first quarter of 2001 compared with 43.03% in 2000; and tangible return on average assets was 2.19% in the first quarter of 2001 compared with 1.93% in 2000. Amortization of intangibles for the first quarter of 2001 was $29 million compared with $28 million in the first quarter of 2000.
     The Company's estimated Tier 1 capital and Total capital ratios were 8.42% and 12.54% at March 31, 2001, compared with 8.60% and 12.92% at December 31, 2000, and 7.39% and 11.49% at March 31, 2000. The leverage ratio was 7.41% at March 31, 2001, compared with 7.49% at December 31, 2000, and 6.66% one year ago. The Company's tangible common equity as a percent of total assets was 5.87% at March 31, 2001, compared with 5.78% at December 31, 2000, and 4.74% at March 31, 2000. In the first quarter of 2001, the Company repurchased 7 million shares under its common stock repurchase programs.

NONINTEREST INCOME

                                            1st      4th      1st
                                          Quarter  Quarter  Quarter
                                          -------  -------  -------
(In millions)                              2001     2000     2000
                                           ----     ----     ----
Servicing Fees
  Securities                               $458     $448     $372
  Global Payment Services                    69       65       66
                                           ----     ----     ----
                                            527      513      438
Private Client Services and
 Asset Management Fees                       79       77       70
Service Charges and Fees                     90       85       90
Foreign Exchange and
 Other Trading Activities                    83       56       76
Securities Gains                             45       44       40
Other                                        34       30       23
                                           ----     ----     ----
Total Noninterest Income                   $858     $805     $737
                                           ====     ====     ====

     Total noninterest income reached $858 million, up 16% from $737 million in last year's first quarter. Securities servicing fees grew 23% reaching $458 million compared with $372 million from a year ago. Global payment services fees for the quarter were $69 million reflecting lower trade finance fees, which were offset by higher cash management and funds transfer fees, which grew 10% over last year's first quarter. Fees from private client services and asset management were $79 million, up 14% from the first quarter of 2000. Securities gains were $45 million, which compares to $44 million in the fourth quarter of 2000 and $40 million a year ago.

NET INTEREST INCOME


                             1st         4th         1st
                           Quarter     Quarter     Quarter
                           -------     -------     -------
(Dollars in millions on     2001        2000        2000
 a tax equivalent basis)    ----        ----        ----

Net Interest Income         $469        $496        $460
Net Interest Rate
 Spread                     1.88%       1.88%       1.96%
Net Yield on Interest
 Earning Assets             2.93        3.01        2.89


     Net interest income on a taxable equivalent basis was $469 million in the first quarter of 2001 compared with $496 million in the fourth quarter of 2000 and $460 million in the first quarter of 2000. The net interest rate spread was 1.88% in the first quarter of 2001, compared with 1.88% in the fourth quarter of 2000 and 1.96% one year ago. The net yield on interest earning assets was 2.93% compared with 3.01% in the fourth quarter of 2000 and 2.89% in last year's first quarter.
     The decline from the fourth quarter in net interest income and net yield is primarily due to a lower interest rate environment and reflects the Company's ongoing strategy of managing loan growth and culling its loan portfolio to reduce credit exposures that no longer meet risk/return criteria.

NONINTEREST EXPENSE AND INCOME TAXES

     Noninterest expense for the first quarter of 2001 was $653 million, up from $644 million in the fourth quarter of 2000 and $602 million in the first quarter of 2000. The increase in expenses was primarily attributable to acquisitions, technology investments, and variable costs associated with increased trading volumes.
     The efficiency ratio for the first quarter of 2001 was 50.8% compared with 51.2% in the fourth quarter of 2000 and 52.1% in the first quarter of 2000.

     The effective tax rate for the first quarter of 2001 was 34.5% compared with 34.8% in the first quarter of 2000.


NONPERFORMING ASSETS

                                                                   Change
                                                                 3/31/01 vs.
(Dollars in millions)                 3/31/01      12/31/00       12/31/00
                                     --------      --------       --------
Category of Loans:
     Other Commercial                  $139          $113            $26
     Foreign                             46            48             (2)
     Regional Commercial                 21            28             (7)
                                       ----          ----            ---
  Total Nonperforming Loans             206           189             17
Other Real Estate                         2             4             (2)
                                       ----          ----            ---
        Total Nonperforming Assets     $208          $193            $15
                                       ====          ====            ===

Nonperforming Assets Ratio              0.6%          0.5%
Allowance/Nonperforming Loans         298.2         325.6
Allowance/Nonperforming Assets        295.7         319.6


     Nonperforming assets totaled $208 million at March 31, 2001, compared with $193 million at December 31, 2000. The increase in nonperforming loans primarily reflects loans to a customer in the movie theater industry and to a specialty chemical maker that sought protection from asbestos claims through a bankruptcy filing.

CREDIT LOSS PROVISION AND NET CHARGE-OFFS


                                  1st          4th          1st
                                Quarter      Quarter      Quarter
                                -------      -------      -------
(In millions)                     2001         2000        2000
                                  ----         ----        ----
Provision                         $ 30         $ 35        $ 20
                                  ====         ====        ====
Net Charge-offs
  Other Commercial                 (28)         (34)        (13)
  Consumer                          (2)          (2)         (1)
  Other                              -            -          (1)
                                  -----        -----       -----
     Total                        $(30)        $(36)       $(15)
                                  =====        =====       =====

Other Real Estate Expenses        $  2         $  1        $  1


     The allowance for credit losses was $616 million, or 1.66% of loans at March 31, 2001, compared with $616 million, or 1.70% of loans at December 31, 2000, and $600 million, or 1.48% of loans at March 31, 2000. The ratio of the allowance to nonperforming assets was 295.7% at March 31, 2001, compared with 319.6% at December 31, 2000, and 378.1% at March 31, 2000.

                          ***************************
All statements in this press release other than statements of historical fact are forward looking statements including, among other things, projections with respect to revenue and earnings growth and the Company's plans and objectives and as such are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward looking statements. These include lower than expected performance or higher than expected costs in connection with acquisitions and integration of acquired businesses, the level of capital market activity, inaccuracies in management projections or market forecasts, the actions that management could take in response to these changes and other factors described under the heading "Forward Looking Statements" in the Company's 2000 Form 10-K which has been filed with the SEC and is available at the SEC's website (www.sec.gov).

Forward looking statements speak only as of the date they are made. The Company will not update forward looking statements to reflect factual assumptions, circumstances or events which have changed after a forward looking statement was made.

(Financial highlights and detailed financial statements are attached.)

                        THE BANK OF NEW YORK COMPANY, INC.
                                Financial Highlights
                   (Dollars in millions, except per share amounts)
                                    (Unaudited)

                                                   2001       2000      Change
                                                   ----       ----      ------
For the Three Months Ended March 31:
------------------------------------
  Net Income                                    $   384    $   338      13.8%
    Per Common Share:
      Basic                                     $  0.53    $  0.46      15.2
      Diluted                                      0.52       0.46      13.0
      Cash Dividends Paid                          0.18       0.16      12.5

  Return on Average Common Shareholders'
      Equity                                      25.92%     27.07%
  Return on Average Assets                         2.03       1.78




As of March 31:
------------------

  Assets                                        $73,002    $76,041      (4.0)%
  Loans                                          37,124     40,657      (8.7)
  Securities                                      6,815      6,955      (2.0)
  Deposits - Domestic                            26,188     27,812      (5.8)
           - Foreign                             24,726     27,624     (10.5)
  Long-Term Debt                                  3,008      2,829       6.3
  Minority Interest - Preferred Securities        1,500      1,500         -
  Common Shareholders' Equity                     6,054      5,223      15.9

  Common Shareholders' Equity Per Share            8.22       7.09      15.9
  Market Value Per Share of Common Stock          49.24      41.56      18.5

  Allowance for Credit Losses as a Percent
    of Loans                                       1.66%      1.48%
  Tier 1 Capital Ratio                             8.42       7.39
  Total Capital Ratio                             12.54      11.49
  Leverage Ratio                                   7.41       6.66
  Tangible Common Equity Ratio                     5.87       4.74


                         THE BANK OF NEW YORK COMPANY, INC.
                         Consolidated Statements of Income
                       (In millions, except per share amounts)
                                    (Unaudited)

                                                                For the three
                                                                months ended
                                                                  March 31,

                                                              2001        2000
                                                              ----        ----
Interest Income
---------------
Loans                                                       $  676       $ 716
Securities
  Taxable                                                       78          80
  Exempt from Federal Income Taxes                              17          15
                                                            ------       -----
                                                                95          95
Deposits in Banks                                               70          71
Federal Funds Sold and Securities Purchased
 Under Resale Agreements                                        51          49
Trading Assets                                                 141         102
                                                            ------       -----
    Total Interest Income                                    1,033       1,033
                                                            ------       -----
Interest Expense
----------------
Deposits                                                       463         472
Federal Funds Purchased and Securities Sold
 Under Repurchase Agreements                                    32          36
Other Borrowed Funds                                            31          29
Long-Term Debt                                                  52          49
                                                            ------       -----
    Total Interest Expense                                     578         586
                                                            ------       -----
Net Interest Income                                            455         447
-------------------
Provision for Credit Losses                                     30          20
                                                            ------       -----
Net Interest Income After Provision for
 Credit Losses                                                 425         427
                                                            ------       -----
Noninterest Income
------------------
Servicing Fees
 Securities                                                    458         372
 Cash                                                           69          66
                                                            ------       -----
                                                               527         438
Private Client Services and
 Asset Management Fees                                          79          70
Service Charges and Fees                                        90          90
Securities Gains                                                45          40
Other                                                          117          99
                                                            ------       -----
    Total Noninterest Income                                   858         737
                                                            ------       -----
Noninterest Expense
-------------------
Salaries and Employee Benefits                                 394         359
Net Occupancy                                                   50          45
Furniture and Equipment                                         30          26
Other                                                          179         172
                                                            ------       -----
    Total Noninterest Expense                                  653         602
                                                            ------       -----
Income Before Income Taxes                                     630         562
Income Taxes                                                   218         196
Distribution on Preferred Trust Securities                      28          28
                                                            ------       -----
Net Income                                                  $  384       $ 338
----------                                                  ======       =====
Net Income Available to Common Shareholders                 $  384       $ 338
-------------------------------------------                 ======       =====

Per Common Share Data:
----------------------
   Basic Earnings                                           $ 0.53       $0.46
   Diluted Earnings                                           0.52        0.46
   Cash Dividends Paid                                        0.18        0.16
Diluted Shares Outstanding                                     743         741


                       THE BANK OF NEW YORK COMPANY, INC.
                          Consolidated Balance Sheets
                  (Dollars in millions, except per share amounts)
                                  (Unaudited)

                                                            March 31,        December 31,
                                                              2001                2000
                                                              ----                ----
Assets
------
Cash and Due from Banks                                    $ 2,847             $ 3,125
Interest-Bearing Deposits in Banks                           3,568               5,337
Securities:
  Held-to-Maturity                                             147                 752
  Available-for-Sale                                         6,668               6,649
                                                           -------             -------
    Total Securities                                         6,815               7,401
Trading Assets at Fair Value                                11,915              12,051
Federal Funds Sold and Securities Purchased
 Under Resale Agreements                                     3,469               5,790
Loans (less allowance for credit losses of $616 in 2001
 and $616 in 2000)                                          36,508              35,645
Premises and Equipment                                         928                 924
Due from Customers on Acceptances                              622                 447
Accrued Interest Receivable                                    297                 354
Other Assets                                                 6,033               6,040
                                                           -------             -------
     Total Assets                                          $73,002             $77,114
                                                           =======             =======

Liabilities and Shareholders' Equity
------------------------------------
Deposits
 Noninterest-Bearing (principally domestic offices)        $11,061             $13,255
 Interest-Bearing
   Domestic Offices                                         15,480              15,774
   Foreign Offices                                          24,373              27,347
                                                           -------             -------
     Total Deposits                                         50,914              56,376
Federal Funds Purchased and Securities
 Sold Under Repurchase Agreements                            1,080               1,108
Trading Liabilities                                          2,371               2,070
Other Borrowed Funds                                         1,961               1,687
Acceptances Outstanding                                        623                 450
Accrued Taxes and Other Expenses                             3,289               3,283
Accrued Interest Payable                                       122                 127
Other Liabilities                                            2,079               1,325
Long-Term Debt                                               3,008               3,036
                                                           -------             -------
     Total Liabilities                                      65,447              69,462
                                                           -------             -------

Company-Obligated Mandatory Redeemable Preferred
 Trust Securities of Subsidiary Trust Holding Solely
 Junior Subordinated Debentures                              1,500               1,500
                                                           -------             -------

Shareholders' Equity
 Class A Preferred Stock - par value $2.00 per share,
  authorized 5,000,000 shares, outstanding 16,320 shares
  in 2001 and 2000                                               1                   1
 Common Stock-par value $7.50 per share,
  authorized 1,600,000,000 shares, issued
  988,042,412 shares in 2001 and
  985,528,475 shares in 2000                                 7,410               7,391
 Additional Capital                                            586                 521
 Retained Earnings                                           3,819               3,566
 Accumulated Other Comprehensive Income                        130                 207
                                                           -------             -------
                                                            11,946              11,686
 Less: Treasury Stock (250,318,423 shares in 2001
        and 244,460,032 shares in 2000), at cost             5,883               5,526
       Loan to ESOP (1,142,939 shares in 2001
        and 2000), at cost                                       8                   8
                                                           -------             -------
     Total Shareholders' Equity                              6,055               6,152
                                                           -------             -------
     Total Liabilities and Shareholders' Equity            $73,002             $77,114
                                                           =======             =======

----------------------------------------------------------------------------------------
Note: The balance sheet at December 31, 2000 has been derived from the audited financial statements at that date.

                             THE BANK OF NEW YORK COMPANY, INC.
                 Average Balances and Rates on a Taxable Equivalent Basis
                                      (Preliminary)
                                  (Dollars in millions)

                                            For the three months               For the three months
                                            ended March 31, 2001               ended March 31, 2000
                                       ------------------------------     ------------------------------
                                       Average                Average     Average                Average
                                       Balance    Interest     Rate       Balance    Interest     Rate
                                       -------    --------    -------     -------    --------    -------
ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)                   $ 5,833       $  70       4.85%    $ 6,395       $  71      4.47%
Federal Funds Sold and Securities
 Purchased Under Resale Agreements       3,731          51       5.54       3,647          49      5.40
Loans
 Domestic Offices                       19,116         338       7.18      20,113         361      7.22
 Foreign Offices                        19,111         338       7.17      20,156         355      7.09
                                       -------       -----                -------       -----
   Total Loans                          38,227         676       7.18      40,269         716      7.15
                                       -------       -----                -------       -----
Securities
 U.S. Government Obligations             1,275          18       5.73       2,774          42      6.08
 U.S. Government Agency Obligations      1,794          31       6.78         826          14      6.62
 Obligations of States and
  Political Subdivisions                   682          13       7.91         592          12      8.01
 Other Securities, including
  Trading Securities                    13,468         188       5.65       9,614         142      5.93
                                       -------       -----                -------       -----
   Total Securities                     17,219         250       5.87      13,806         210      6.09
                                       -------       -----                -------       -----
Total Interest-Earning Assets           65,010       1,047       6.53%     64,117       1,046      6.56%
                                                     -----                              -----
Allowance for Credit Losses               (614)                              (609)
Cash and Due from Banks                  2,632                              3,283
Other Assets                             9,653                              9,747
                                       -------                            -------
   TOTAL ASSETS                        $76,681                            $76,538
                                       =======                            =======

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate Accounts            $ 6,204          71       4.61%    $ 5,522          65      4.75%
 Savings                                 7,493          49       2.65       7,647          47      2.46
 Certificates of Deposit
  $100,000 & Over                          407           6       6.19         465           6      5.44
 Other Time Deposits                     1,905          24       4.96       2,204          26      4.73
 Foreign Offices                        26,814         313       4.74      27,691         328      4.75
                                       -------       -----                -------       -----
  Total Interest-Bearing Deposits       42,823         463       4.38      43,529         472      4.36
Federal Funds Purchased and
 Securities Sold Under Repurchase
 Agreements                              2,473          32       5.22       2,792          36      5.25
Other Borrowed Funds                     2,029          31       6.26       1,996          29      5.80
Long-Term Debt                           3,018          52       6.94       2,823          49      6.84
                                       -------       -----                -------       -----
  Total Interest-Bearing Liabilities    50,343         578       4.65%     51,140         586      4.60%
                                                     -----                              -----
Noninterest-Bearing Deposits            11,010                             11,291
Other Liabilities                        7,811                              7,587
Minority Interest-Preferred Securities   1,500                              1,500
Preferred Stock                              1                                  1
Common Shareholders' Equity              6,016                              5,019
                                       -------                            -------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY                $76,681                            $76,538
                                       =======                            =======
Net Interest Earnings
 and Interest Rate Spread                            $ 469       1.88%                  $ 460      1.96%
                                                     =====       ====                   =====      ====
Net Yield on Interest-Earning Assets                             2.93%                             2.89%
                                                                 ====                              ====